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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


ARTWORK AND BEYOND, INC.:

         We hereby consent to the use in this Registration Statement on Form SB-2/A of our report dated February 20, 2001, relating to the financial statements of Artwork and Beyond, Inc. We also consent to the reference to our firm under the caption `Experts' in the Prospectus.



                                      MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                      Certified Public Accountants

New York, New York
June 21, 2001